                Exhibit 10.23

THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR REGISTERED OR QUALIFIED UNDER ANY APPLICABLE STATE SECURITIES LAWS. THESE SECURITIES MAY NOT BE TRANSFERRED UNLESS (A) COVERED BY AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND REGISTERED OR QUALIFIED UNDER APPLICABLE STATE SECURITIES LAWS OR  (B) EXEMPTIONS FROM SUCH REGISTRATION OR QUALIFICATION REQUIREMENTS ARE AVAILABLE. AS A CONDITION TO PERMITTING ANY TRANSFER OF THESE SECURITIES, THE COMPANY MAY REQUIRE THAT IT BE FURNISHED WITH AN OPINION OF COUNSEL ACCEPTABLE TO THE COMPANY TO THE EFFECT THAT NO REGISTRATION OR QUALIFICATION IS LEGALLY REQUIRED FOR SUCH TRANSFER.

WARRANT TO PURCHASE

SHARES OF COMMON STOCK

OF

INVERNESS MEDICAL INNOVATIONS, INC.

Issuance Date: March 31, 2005

Void after 5:00 p.m.., Eastern Standard Time, on March 31, 2015

This Warrant is executed and delivered by Inverness Medical Innovations, Inc., a Delaware corporation (the “Company”), pursuant to that certain Employment Agreement of even date herewith (the “Employment Agreement”) between the Company and Roger Piasio (“Piasio”), pursuant to which the Company has agreed to issue to Piasio a warrant to purchase up to 75,000 shares of Common Stock (as defined herein).  Capitalized terms used herein, and not otherwise defined herein, shall have the respective meanings given to such terms in the Employment Agreement.

                In consideration of the mutual promises, representations, warranties, covenants and conditions set forth in this Warrant and the Employment Agreement, the Company and Piasio agree as follows:

1.             The Warrant.  The Company hereby certifies that Roger Piasio, or his successors and permitted assigns (the “Registered Holder”), is entitled to purchase from the Company, subject to the terms and conditions of this Warrant, up to 75,000 shares (as such shares may be adjusted pursuant to the provisions of Section 6 hereof, the “Warrant Shares”) of common stock, par value $0.001 per share, of the Company (the “Common Stock”), at an exercise price of $24.00 per share (as such price may be adjusted pursuant to the provisions of Section 6 hereof, the “Exercise Price”), but only to the extent that such Warrant Shares have become Vested Shares (as defined in Section 2(b) hereof) and only prior to the Expiration Date (as defined below) applicable to such Vested Shares.  When used herein, the term “Expiration Date”

means, with respect to each Vested Share, the earlier of (a) the fifth anniversary of the date such share became a Vested Share and (b) March 31, 2015.

2.             Vesting of Warrant Shares.

(a)           The provisions of Sections 2.4.1, 2.4.2 and 2.4.6 of the Merger Agreement (as defined below) (including, without limitation, any references therein to Exhibits to the Merger Agreement) are hereby incorporated by reference to this Warrant and made and integral part hereof.  Any breach by the Company of the provisions of Section 2.4.2 of the Merger Agreement (as incorporated by reference to this Warrant), shall be deemed and constitute a breach by the Company of the provisions of this Warrant.  When used herein “Merger Agreement” means that certain Agreement and Plan of Merger dated February 8, 2005, by and among the Company, BNX Acquisition Corp., a Delaware corporation and a wholly owned subsidiary of the Company, Binax, Inc., a Delaware corporation (“Binax”), certain Principal Stockholders of Binax, and Piasio in his capacity as Stockholder Representative, which provides for the merger of Binax with and into Merger Sub, the resulting entity to be a wholly-owned subsidiary of the Company.

(b)           Upon its issuance, this Warrant shall not be exercisable or vested with respect to any Warrant Shares.  This Warrant shall vest and become exercisable with respect to 25,000 Warrant Shares (up to an aggregate of 75,000 Warrant Shares) upon each occurrence of a Vesting Event (as such shares may be adjusted pursuant to the provisions of Section 6 hereof).  A “Vesting Event” shall occur upon the completion of a First Commercial Sale with respect to a Product (which First Commercial Sale must occur prior to the expiration of the Commercialization Period).  For purposes of clarity, a Vesting Event shall occur only once for a particular Product, regardless of how many times that Product may be altered, improved, redesigned, repackaged or reintroduced.  Warrant Shares with respect to which this Warrant becomes vested and exercisable in accordance with the terms hereof are referred to herein as “Vested Shares.”

For example, in the event that a First Commercial Sale is completed with respect to two Products during the Commercialization Product, and no First Commercial Sale is completed with respect to a third Product during the Commercialization Period, then, (i) 25,000 Warrant Shares shall vest and become Vested Shares on the date of the completion of the First Commercial Sale with respect to the first Product, (ii) 25,000 additional Warrant Shares shall become exercisable on the date of the completion of the First Commercial Sale with respect to the second Product, and (iii) with respect to the remaining 25,000 Warrant Shares, this Warrant shall expire and be of no further force and effect upon expiration of the Commercialization Period.

(c)           Notwithstanding anything to the contrary contained in this Warrant, the Company shall have the right, in its sole and absolute discretion, to terminate the R&D Activities (and, consequently, the applicability of the provisions of Section 2.4.2 of the Merger Agreement) with respect to any one or more Products during the Commercialization Period; provided, however, that for purposes of the vesting of the Warrant Shares hereunder, any such termination shall be deemed a Vesting Event for such Product or Products.

3.             Effect of Termination of Employment.

(a)           In the event that during the Initial Term (as defined in the Employment Agreement), the Employment Agreement and the employment relationship created thereby are terminated (i) by the Company without Cause (as defined in the Employment Agreement), or (ii) by Piasio in accordance with Section 4(c)(iii) because of a material breach by the Company, the vesting under this Warrant shall accelerate such that all Warrant Shares that as of the date of such termination have not become Vested Shares, shall immediately vest and become Vested Shares for all purposes hereunder.

(b)           In the event that during the Initial Term, the employment of Roger Piasio with the Company is terminated because of his death or is terminated by the Company because of his Disability (as defined in the Employment Agreement), this Warrant shall remain in full force and effect and shall continue to vest subject to the terms and conditions thereof.

(c)           In the event that during the Initial Term, the employment of Roger Piasio with the Company is terminated under any circumstances not described in Sections 3(a) or 3(b) hereof, this Warrant shall terminate and be of no further force or effect with respect to any Warrant Shares which have not become Vested Shares prior to the date of such termination.

4.             Exercise.

(a)           This Warrant may be exercised by the Registered Holder with respect to all or any part of the Vested Shares, at any time prior to the Expiration Date applicable to such Vested Shares, by surrendering this Warrant with the Purchase Form attached as Exhibit A hereto duly executed by the Registered Holder, at the principal office of the Company, or at such other office or agency as the Company may designate, accompanied by payment in full, as provided in Section 4(b) hereof, of the aggregate Exercise Price payable in respect of the number of Vested Shares purchased upon such exercise.

(b)           The aggregate Exercise Price may be paid, at the election of the Registered Holder (i) by cash (including by wire transfer of immediately available funds to an account designated by the Company) or certified or bank check in lawful money of the United States, or (ii) by exercise of the “net issuance” right described below in this Section 4(b) (“Net Issuance”).  If the Registered Holder elects the Net Issuance method, the Company will issue Warrant Shares to the Registered Holder upon exercise of this Warrant in accordance with the following formula:

X =  Y(A-B)

A

Where:                                                         X = the number of Warrant Shares that shall be issued to the Registered Holder.

                                                                                                Y = the number of Vested Shares requested to be purchased under this Warrant.

                                                                                                A = the current fair market value of one (1) share of Common Stock at the time of issuance of such Warrant Shares.

                                                                                                B = the Exercise Price in effect at the time of exercise.

For purposes of the above calculation, current fair market value of each share of Common Stock shall be determined as follows: (i) if the Common Stock is traded on the American Stock Exchange or another national securities exchange, the fair market value shall be deemed to be the average of the closing prices of the Common Stock over the 10 trading day period ending immediately prior to the day as of which the current fair market value of the Common Stock is being determined; or (ii) if the Common Stock is traded over-the-counter, the fair market value shall be deemed to be the average of the closing bid and asked prices of the Common Stock quoted on the NASDAQ System (or similar system) over the 10 trading day period ending immediately prior to the day as of which the current fair market value of the securities is being determined; or (iii) if at any time the Common Stock is not listed on any national securities exchange or quoted in the NASDAQ System (or similar system) or the over-the-counter market, the current fair market value of the Common Stock shall be as determined in good faith by the Board of Directors of the Company.  The Net Issuance method may only be used with respect to exercise of this Warrant if the current fair market value of one share of the Common Stock at the time of issuance of the Warrant Shares is greater than the Exercise Price then in effect.

(c)           Each exercise of this Warrant shall be deemed to have been effected immediately prior to the close of business on the day on which this Warrant and the Purchase Form shall have been surrendered to the Company as provided in Section 4(b) hereof.  At such time, the person or persons in whose name or names any certificate(s) for Warrant Shares shall be issuable upon such exercise as provided in Section 4(d) hereof, shall be deemed to have become the holder or holders of record of the Warrant Shares represented by such certificates.

(d)           As soon as practicable after each exercise of this Warrant, and in any event within 30 days thereafter, the Company, at its expense, will cause to be issued in the name of, and delivered to, the Registered Holder, or, subject to the terms and conditions hereof, as such Registered Holder (upon payment by such Registered Holder of any applicable transfer taxes) may direct: (i) a certificate or certificates for the number of full Warrant Shares to which such Registered Holder shall be entitled upon such exercise, and (ii) in case such exercise is in part only (whether because not all Warrant Shares have become Vested Shares, or because this Warrant is exercised only with respect to a portion of the Vested Shares, or otherwise), a new Warrant evidencing the number of Warrant Shares remaining unexercised.

(e)           To the extent not all Vested Shares are exercised prior to the Expiration Date applicable to such Vested Shares, and if the then fair market value of one share of the Common Stock is greater than the Exercise Price then in effect, this Warrant shall be deemed automatically exercised with respect to all such Vested Shares pursuant to the Net Issuance method as provided in Section 4(b) hereof (even if not surrendered) immediately before the Expiration Date applicable to such Vested Shares.  For purposes of such automatic Net Issuance exercise, the fair market value of one share of Common Stock shall be determined pursuant to the Net Issuance provisions of Section 4(b) hereof.  To the extent this Warrant is deemed automatically exercised pursuant to this Section 4(e), the Company shall promptly notify the Registered Holder of the number of Warrant Shares that the Registered Holder is to receive by reason of such automatic exercise.

5.             Rule 144.  With a view to making available the benefits of certain rules and regulations of the Securities and Exchange Commission (the “SEC”) which may at any time permit the sale of the Warrant Shares to the public without registration, the Company agrees to use its commercially reasonable best efforts to:

(a)           make and keep public information available, as those terms are understood and defined in Rule 144 under the Securities Act of 1933, as amended (the “Securities Act”);

(b)           file with the SEC in a timely manner all reports and other documents required of the Company under the Securities Act and the Securities Exchange Act of 1934, as amended (the “Exchange Act”); and

(c)           furnish to the Registered Holder forthwith upon request a written statement by the Company as to its compliance with the reporting requirements of such Rule 144 and of the Securities Act and the Exchange Act, a copy of the most recent annual or quarterly report of the Company, and such other reports and documents so filed by the Company as the Registered Holder may reasonably request in availing itself of any rule or regulation of the SEC allowing the Registered Holder to sell any Warrant Shares without registration.

6.             Adjustments.

(a)           If outstanding shares of Common Stock shall be subdivided into a greater number of shares or a dividend in Common Stock shall be paid in respect of Common Stock, the Exercise Price in effect immediately prior to such subdivision or at the record date of such dividend shall simultaneously with the effectiveness of such subdivision or immediately after the record date of such dividend be proportionately reduced.  If outstanding shares of the Common Stock shall be combined into a smaller number of shares, the Exercise Price in effect immediately prior to such combination shall, simultaneously with the effectiveness of such combination, be proportionately increased.  When any adjustment is required to be made in the Exercise Price pursuant to this Section 6(a), the number of Warrant Shares purchasable upon the exercise of this Warrant shall be changed to the number determined by dividing (i) an amount equal to the number of Warrant Shares issuable upon the exercise of this Warrant immediately prior to such adjustment, multiplied by the Exercise Price in effect immediately prior to such adjustment, by (ii) the Exercise Price in effect immediately after such adjustment.

(b)           If there shall occur any capital reorganization or reclassification of the Common Stock (other than a change in par value or a subdivision or combination as provided for in Section 6(a) above), then, as part of any such reorganization or reclassification, lawful provision shall be made so that the Registered Holder shall have the right thereafter to receive upon the exercise hereof the kind and amount of shares of stock or other securities or property which the Registered Holder would have been entitled to receive if, immediately prior to any such reorganization or reclassification, the Registered Holder had held the number of shares of Common Stock which were then purchasable upon the exercise of this Warrant.  In any such case, appropriate adjustment (as reasonably determined by the Board of Directors of the Company) shall be made in the application of the provisions set forth herein with respect to the rights and interests thereafter of the Registered Holders such that the provisions set forth in this Section 6 (including provisions with respect to adjustment of the Exercise Price) shall thereafter be applicable, in as nearly equivalent a manner as may be practicable, in relation to any shares of stock or other securities or property thereafter deliverable upon the exercise this Warrant.

(c)           If there shall be a merger or consolidation of the Company with or into another corporation (other than a merger or reorganization involving only a change in the state of incorporation of the Company or the acquisition by the Company of other businesses where the Company survives as a going concern), or the sale of all or substantially all of the Company’s capital stock or assets to any other person, then as a part of such transaction, provision shall be made so that the Registered Holder shall thereafter be entitled to receive the number of shares of stock or other securities or property of the Company, or of the successor corporation or the parent of such successor corporation, as the case may be, resulting from the merger, consolidation or sale, to which the Registered Holder would have been entitled if the Registered Holder had exercised its rights pursuant to this Warrant immediately prior thereto.  In any such case, appropriate adjustment shall be made in the application of the provisions of this Section 6 to the end that the provisions of this Warrant shall be applicable after that event in as nearly equivalent a manner as may be practicable.

(d)           When any adjustment is required to be made in the Exercise Price, the Company shall promptly mail to the Registered Holder a certificate setting forth the Exercise Price after such adjustment and setting forth a brief statement of the facts requiring such adjustment.  Such certificate shall also set forth the kind and amount of stock or other securities or property into which this Warrant shall be exercisable following the occurrence of any of the events specified in this Section 6.

(e)           Notwithstanding anything in this Warrant to the contrary, in no event shall the Exercise Price be decreased to be less than $0.001.

7.             No Fractional Shares.  The Company shall not be required upon the exercise of this Warrant to issue any fractional shares, but shall make an adjustment therefor in cash on the basis of the fair market value of the Common Stock determined in accordance with Section 4(b) hereof.

8.             Reservation of Warrant Shares.  The Company will at all times reserve and keep available, solely for issuance and delivery upon the exercise of this Warrant, such Warrant Shares and other stock, securities and property, as from time to time shall be issuable upon the exercise of this Warrant.

9.             Representations, Warranties and Covenants of the Registered Holder.  By acceptance hereof, each Registered Holder represents, warrants, acknowledges and covenants  that:

(a)           This Warrant and the Warrant Shares have not been registered under the Securities Act, or any successor legislation, and agrees not to sell, pledge, distribute, offer for sale, transfer or otherwise dispose of this Warrant or any Warrant Shares issued upon its exercise unless (i) there is an effective registration statement under the Securities Act as to this Warrant or such Warrant Shares and this Warrant or such Warrant Shares have been registered or qualified under any applicable state securities or “blue sky” laws then in effect, (ii) the Company receives an opinion of counsel, satisfactory to the Company, that such registration and qualification are not required, or (iii) upon the death of the Registered Holder, a transfer pursuant to such Registered Holder’s will or estate plan.  The reliance by the Company on exemptions under the Securities Act is predicated in part upon the truth and accuracy of the representation, warranties, acknowledgements and covenants of the Registered Holder.

(b)           Such Registered Holder (i) has been furnished with all information which such Registered Holder deems necessary to evaluate the merits and risks of the purchase of this Warrant; (ii) has had the opportunity to ask questions concerning the Common Stock and the Company and all questions posed have been answered to such Registered Holder’s satisfaction; (iii) has been given the opportunity to obtain any additional information such Registered Holder deems necessary to verify the accuracy of any information obtained concerning the Common Stock and the Company; and (iv) has such knowledge and experience in financial and business matters that such Registered Holder is able to evaluate the merits and risks of purchasing this Warrant and, upon exercise of this Warrant the Warrant Shares, and to make an informed investment decision relating thereto.

(c)           Such Registered Holder is an “accredited investor,” as such term is defined in Rule 501 promulgated by the SEC under the Securities Act.

(d)           Such Registered Holder is acquiring this Warrant, and upon exercise of this Warrant will acquire the Warrant Shares (unless the offering and sale of the Warrant Shares to be issued upon the particular exercise of this Warrant shall have been effectively registered under the Securities Act), for its own account for investment and not for, with a view to, or in connection with, the distribution or resale of all or any part of the Common Stock in violation of applicable federal or state securities laws.

(e)           Because this Warrant and the Warrant Shares have not been registered under the Securities Act, such Registered Holder must continue to bear the economic risk of the investment for an indefinite time and this Warrant and the Warrant Shares can not be sold unless this Warrant and the Warrant Shares are subsequently registered under applicable federal and state securities laws or an exemption from such registration is available.

(f)            Without limiting the generality of the foregoing, unless the offering and sale of the Warrant Shares to be issued upon the particular exercise of this Warrant shall have been effectively registered under the Securities Act, the Company shall be under no obligation to issue the Warrant Shares covered by such exercise unless and until the Registered Holder shall have executed an investment letter in form and substance satisfactory to the Company, including a warranty at the time of such exercise that such Registered Holder is acquiring such shares for such Registered Holder’s own account, for investment and not for, with a view to, or in connection with, the distribution or resale of any such shares, and a legend in substantially the following form shall be endorsed upon the certificate(s) evidencing the Warrant Shares issued pursuant to such exercise:

                                                                                                “THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR REGISTERED OR QUALIFIED UNDER ANY APPLICABLE STATE SECURITIES LAWS. THESE SECURITIES MAY NOT BE TRANSFERRED UNLESS (A) COVERED BY AN EFFECTIVE REGISTRATION

                                                                                                STATEMENT UNDER THE SECURITIES ACT AND REGISTERED OR QUALIFIED UNDER APPLICABLE STATE SECURITIES LAWS OR  (B) EXEMPTIONS FROM SUCH REGISTRATION OR QUALIFICATION REQUIREMENTS ARE AVAILABLE. AS A CONDITION TO PERMITTING ANY TRANSFER OF THESE SECURITIES, THE COMPANY MAY REQUIRE THAT IT BE FURNISHED WITH AN OPINION OF COUNSEL ACCEPTABLE TO THE COMPANY TO THE EFFECT THAT NO REGISTRATION OR QUALIFICATION IS LEGALLY REQUIRED FOR SUCH TRANSFER.”

(g)           Without limiting the generality of the foregoing, the Company may delay issuance of the Warrant Shares until completion of any action or obtaining of any consent, which the Company deems necessary under any applicable law (including, without limitation, state securities or “blue sky” laws).

10.           Replacement of Warrant.  Upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant and (in the case of loss, theft or destruction) upon delivery of an indemnity agreement in an amount reasonably satisfactory to the Company, or (in the case of mutilation) upon surrender and cancellation of this Warrant, the Company will issue, in lieu thereof, a new Warrant of like tenor.

11.           Warrant Register; Transfers; Etc.

(a)           The Company will maintain a register containing the names and addresses of the Registered Holders.  Any Registered Holder may change its, his or her address as shown on the warrant register by written notice to the Company requesting such change.

(b)           In connection with any transfer of this Warrant, the Company may, as condition to such transfer, require that the transferor reimburse the Company for all expenses incurred in connection with the transfer.  Any attempted transfer, assignment, pledge, hypothecation or other disposition of this Warrant or of any rights granted thereunder contrary to the provisions of section 9 or this Section 11, or the levy of any attachment or similar process upon this Warrant or such rights, shall be null and void.

(c)           The Company may deem and treat the Registered Holder of this Warrant as the absolute owner(s) hereof (notwithstanding any notation of ownership or other writing thereon made by anyone), for all purposes, and shall not be affected by any notice to the contrary.

12.           Payment of Taxes.  The Company will pay all documentary stamp taxes attributable to the initial issuance of the Warrant Shares upon the exercise of  this Warrant; provided, however, that the Company shall not be required to pay any tax or taxes which may be payable in respect of any transfer involved in the issuance of any replacement Warrant or any certificates for Warrant Shares in a name other than that of the Registered Holder of this Warrant surrendered for registration of transfer or upon the exercise of this Warrant, and the Company shall not be required to issue or deliver a new Warrant or such certificate evidencing Warrant Shares unless or until the person or persons requesting the issuance thereof shall have paid to the Company the amount of such tax or shall have established to the reasonable satisfaction of the Company that such tax has been paid.

13.           No Rights as Stockholder.  Prior to the exercise of this Warrant (i) no Registered Holder, as such, shall be entitled to any of the rights of a holder of Common Stock, including, without limitation, the right to vote at or to receive any notice of any meetings of stockholders; (ii) the consent of any such Registered Holder shall not be required with respect to any action or proceeding of the Company; (iii) no such Registered Holder, by reason of the ownership or possession of this Warrant, shall have any right to receive any cash dividends, stock dividends, allotments or rights or other distributions paid, allotted or distributed or distributable to the stockholders of the Company prior to, or for which the relevant record date preceded, the date of the exercise of this Warrant; and (iv) no such Registered Holder shall have any right not expressly conferred by this Warrant.

14.           Dispute Resolution.

(a)           The Company and the Registered Holder recognize that from time to time a dispute may arise relating to a party’s rights or obligations under this Warrant, including whether a Vesting Event has occurred.  The parties agree that, subject to Section 14(o), any such dispute shall be resolved by the Alternative Dispute Resolution (“ADR”) provisions set forth in this Section 14, which shall be the sole and exclusive procedures for the resolution of any such disputes, and the result of which shall be binding upon the parties.

(b)           To begin the ADR process, either the Company or the Registered Holder, as the case may be, first must send written notice of the dispute to the other for attempted resolution by good faith negotiations between the Registered Holder and the Company (represented by an officer) within 30 days after such notice is received.  If the matter has not been resolved within 30 days of the notice of dispute, or if the Company and the Registered Holder fail to meet within such 30 days, either the Company or the Registered Holder may initiate an ADR proceeding as provided in this Section 14.  The Company and the Registered Holder shall have the right to be represented by counsel in such a proceeding.

(c)           To begin an ADR proceeding, the Company or the Registered Holder, as applicable, shall provide written notice to the other party of the issues to be resolved by ADR.  Within 14 days after its receipt of such notice, the non-initiating party may, by written notice to the party initiating the ADR, add additional issues to be resolved within the same ADR.

(d)           Within 21 days following receipt of the original ADR notice, the Company and the Registered Holder shall select a mutually acceptable neutral to preside in the resolution of any disputes in this ADR proceeding.  If the Company and the Registered Holder are unable to agree on a mutually acceptable neutral within such period, either the Company or the Registered Holder may request the President of the CPR Institute for Dispute Resolution (“CPR”), 366 Madison Avenue, 14th Floor, New York, New York 10017, to select a neutral pursuant to the following procedures:

(i)            The CPR shall submit to the Company and the Registered Holder a list of not less than five candidates within 14 days after receipt of the request, along with a Curriculum Vitae for each candidate.  Each candidate shall have at least five years of experience in the medical device manufacturing fields and shall have no conflict of interest in deciding disputes between the Company and the stockholders of the Company.  Such list shall include a statement of disclosure by each candidate of any circumstances likely to affect his or her impartiality.

(ii)           Each of the Company and the Registered Holder shall number the candidates in order of preference (with the number one signifying the greatest preference) and shall deliver the list to the CPR within seven days following receipt of the list of candidates.  If either the Company or the Registered Holder believes a conflict of interest exists regarding any of the candidates, that party shall provide a written explanation of the conflict to the CPR along with its list showing its order of preference for the candidates.  Any party failing to return a list of preferences on time shall be deemed to have no order of preference.

(iii)          If the Company and the Registered Holder collectively have identified fewer than three candidates deemed to have conflicts, the CPR immediately shall designate as the neutral the candidate for whom the Company and the Registered Holder collectively have indicated the greatest preference.  If a tie should result between two candidates, the CPR may designate either candidate.  If the Company and the Registered Holder collectively have identified three or more candidates deemed to have conflicts, the CPR shall review the explanations regarding conflicts and, in its sole discretion, may either (A) immediately designate as the neutral the candidate for whom the Company and the Registered Holder together have indicated the greatest preference, or (B) issue a new list of not less than five candidates, in which case the procedures set forth in clauses (i) through (iii) of this Section 14(d) shall be repeated.

(e)           No earlier than 30 days or later than 60 days after selection, the neutral shall hold a hearing to resolve each of the issues identified by the Company and the Registered Holder.  The ADR proceeding shall take place in Boston, Massachusetts at a place agreed upon by the Company and the Registered Holder.  If the Company and the Registered Holder cannot agree, the neutral shall designate a place located in Boston, Massachusetts other than the principal place of business of either party or any of their subsidiaries or affiliates.

(f)            At least seven days prior to the hearing, each of the Company and the Registered Holder shall submit the following to the other party and the neutral:

(i)            a copy of all exhibits on which such party intends to rely in any oral or written presentation to the neutral;

(ii)           a list of any witnesses such party intends to call at the hearing, and a short summary of the anticipated testimony of each witness;

(iii)          a proposed ruling on each issue to be resolved, together with a request for a specific damage award or other remedy for each issue. The proposed rulings and remedies shall not contain any recitation of the facts or any legal arguments and shall not exceed one page per issue; and

(iv)          a brief in support of such party’s proposed rulings and remedies, provided that the brief shall not exceed 20 pages.  This page limitation shall apply regardless of the number of issues raised in the ADR proceeding.

(g)           Each of the Company and the Registered Holder may conduct limited discovery of the other party only as follows:

(i)            Each party may request the other party to respond to a cumulative total of no more than 20 interrogatories, such interrogatories not having any subquestions and giving the other party at least 10 days to respond.

(ii)           Each party may request the other party to produce any documents identified or referred to by the answers to interrogatories, statement of issues or by witnesses in depositions, provided that such requests may not seek general categories of documents not otherwise identified and such requests must provide the other party at least 10 days to produce the documents.  General requests for document production is prohibited in the ADR contemplated by hereby.

(iii)          Each party may take the depositions of not more than four witnesses on not less than five business days prior notice, provided that no deposition may last more than four hours and witnesses shall be required to answer questions over objections except objections as to self-incrimination or attorney-client privilege, and further provided that each party shall make available for deposition if requested and within the above limits any person employed by them.

(iv)          To the extent any dispute arises between the parties regarding these limited discovery procedures, such disputes shall be fully and finally resolved by the neutral after a telephone conference with the parties or their legal counsel.

(v)           The neutral shall cooperate with the parties to schedule the merits hearing in such a way as to reasonably accommodate the requested discovery of the parties.

(h)           Except as expressly set forth in Sections 14(f) and 14(g) hereof, no discovery shall be required or permitted by any means, including depositions, interrogatories, requests for admissions, or production of documents.

(i)            The hearing shall be conducted on two consecutive days and shall be governed by the following rules:

(i)            Each of the Company and the Registered Holder shall be entitled to five hours of hearing time to present its case.  The neutral shall determine whether each party has had the five hours to which it is entitled.

(ii)           Each of the Company and the Registered Holder shall be entitled, but not required, to make an opening statement, to present regular and rebuttal testimony, documents or other evidence, to cross-examine witnesses, and to make a closing argument.  Cross-examination of witnesses shall occur immediately after their direct testimony, and cross-examination time shall be charged against the party conducting the cross-examination.

(iii)          The party initiating the ADR shall begin the hearing and, if it chooses to make an opening statement, shall address not only issues it raised but also any issues raised by the responding party.  The responding party, if it chooses to make an opening statement, also shall address all issues raised in the ADR.  Thereafter, the presentation of regular and rebuttal testimony and documents, other evidence, and closing arguments shall proceed in the same sequence.

(iv)          Except when testifying, witnesses shall be excluded from the hearing until closing arguments.

(v)           Settlement negotiations, including any statements made therein, shall not be admissible under any circumstances.  Affidavits prepared for purposes of the ADR hearing also shall not be admissible.  As to all other matters, the neutral shall have sole discretion regarding the admissibility of any evidence.

(j)            Within seven days following completion of the hearing, each of the Company and the Registered Holder may submit to the other party and the neutral a post-hearing brief in support of such party’s proposed rulings and remedies, provided that such brief shall not contain or discuss any new evidence and shall not exceed 10 pages.  This page limitation shall apply regardless of the number of issues raised in the ADR proceeding.

(k)           The neutral shall rule within 14 days following completion of the hearing, with only a final award.  The neutral shall not issue any written opinion or otherwise explain the basis of the ruling.

(l)            The neutral shall be paid a reasonable fee plus expenses, and such fees and expenses and any other expenses relating to the ADR proceedings (other than the fees and expenses of the parties), such as for a court reporter and the hearing room, shall be paid one-half by each party.  In addition, each party shall bear its own legal and other fees and expenses (including attorney’s and expert witness fees and expenses) in connection with the ADR proceedings.  Notwithstanding the foregoing, in the event the neutral concludes that the ADR proceedings were frivolous or brought or prosecuted in bad faith, the neutral shall have the authority to rule that all such fees and expenses (including the legal fees and expenses of the prevailing party) shall be paid by the losing party.

(m)          The rulings of the neutral (and, if applicable, the allocation of fees and expenses) shall be binding, non-reviewable, and non-appealable, and may be entered as a final judgment in any court having jurisdiction.

(n)           Except as required by law, the existence of the dispute, any settlement negotiations, the ADR hearing, any submissions (including exhibits, testimony, proposed rulings, and briefs), and the rulings shall be deemed confidential information.  The neutral shall have the authority to impose sanctions for unauthorized disclosure of confidential information.

(o)           Notwithstanding the provisions of Section 14(a) hereof, either the Company or the Registered Holder may initiate an action in a court of competent jurisdiction and may seek temporary and preliminary injunctive relief as necessary to protect the interests of the Company or the stockholders of the Company pending the ADR.  In such case, the court shall be free to act on all requests for temporary and preliminary injunctive relief, but shall stay the action in all other respects pending the ADR (which the court may compel).  If any such action is still pending at the time of the neutral’s ruling, either the Company or the Registered Holder may apply to such court for entry of judgment on, and enforcement of, the neutral’s ruling, including without limitation any equitable relief awarded by the neutral.

15.           Miscellaneous.

(a)           This Warrant may be amended, modified, or supplemented, and any provision hereof maybe waived, by an instrument in writing signed by the Company and the Registered Holder.

(b)           This Warrant shall be governed by, and construed and enforced in accordance with, the substantive laws of The Commonwealth of Massachusetts, without regard to principles of conflicts of laws of The Commonwealth of Massachusetts or any other jurisdiction.

(c)           All notices and other communications hereunder shall be in writing and shall be deemed given if delivered by hand, sent by facsimile transmission with confirmation of receipt followed by confirmation by reputable courier service, sent via a reputable courier service with confirmation of receipt requested, or mailed by registered or certified mail (postage prepaid and return receipt requested) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice), and shall be deemed given on the date on which delivered by hand or otherwise on the date of receipt as confirmed (with respect to facsimile notices, it being understood however, that subject to receipt of the courier confirmation, the notice shall be deemed to have been given upon receipt of the facsimile notice as confirmed):

To the Company:

Inverness Medical Innovations, Inc.
51 Sawyer Road, Suite 200
Waltham, MA 02453
Attention:	Ron Zwanziger, Chairman and Chief Executive Officer and
Paul T. Hempel, General Counsel
Facsimile No.: 617-647-3939

with a copy to:

William R. Kolb, Esq.
Foley Hoag LLP
155 Seaport Boulevard
Boston, Massachusetts 02210
Facsimile: (617) 832-7000

To the Registered Holder:

To such Registered Holder’s address for notices as set forth in the transfer records of the Company

(d)           Nothing in this Warrant shall be construed to give to any person other than the Company and the Registered Holder any legal or equitable right, remedy or claim under this

Warrant; but this Warrant shall be for the sole and exclusive benefit of the Company and the Registered Holder.

(e)           This Warrant may be executed and delivered by facsimile and in one or more counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same document.

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IN WITNESS WHEREOF, the parties hereto have executed this Warrant as of the date first above written.

/s/ Roger N. Piasio	INVERNESS MEDICAL
ROGER N. PIASIO	INNOVATIONS, INC.

	By:	/s/ Anthony J. Bernardo
	Name:	Anthony J. Bernardo

	Title:	VP

Exhibit A

PURCHASE FORM

INVERNESS MEDICAL INNOVATIONS, INC.

                (To be executed upon exercise of this Warrant)

The undersigned hereby irrevocably elects to purchase                                        Vested Shares covered by the Warrant enclosed herewith, and purchase the whole number of Warrant Shares issuable upon the exercise of such Warrant and herewith tenders payment for such Warrant Shares as follows:

$                     in cash (including by wire transfer of immediately available funds to an account designated by the Company) or certified or bank check; or by surrender of Warrant Shares pursuant to a Net Issuance (as defined in the Warrant) for                                      Warrant Shares.

The undersigned requests that a certificate representing such Warrant Shares be delivered to:

Full Name:

Address:

Name of Registered Holder:	Signature:

(PLEASE PRINT)
Dated:

Address:	Tax Identification or Social
or Social Security Number: